Exhibit 99.1

For further information:
David T. Provost, CEO
Dennis L. Klaeser, CFO
989-839-5350

Chemical Financial Corporation reports 2018 second quarter net income of $69.0 million, representing $0.96 of earnings per diluted average share
Chemical Financial Corporation declares cash dividend on common stock of $0.34 per share, an increase of $0.06 per share
MIDLAND, MI, July 24, 2018 -- Chemical Financial Corporation ("Chemical," "we," "us" or "our") (NASDAQ:CHFC) today announced 2018 second quarter net income of $69.0 million, or $0.96 per diluted share, compared to 2018 first quarter net income of $71.6 million, or $0.99 per diluted share and 2017 second quarter net income of $52.0 million, or $0.73 per diluted share. In addition, on July 24, 2018, our Board of Directors declared a third quarter of 2018 dividend on our common stock of $0.34 per share. The third quarter of 2018 dividend will be payable on September 21, 2018, to shareholders of record on September 7, 2018. The third quarter of 2018 dividend represents a $0.06, or 21.4%, increase over the second quarter of 2018 dividend of $0.28.
"Our results for the quarter reflect our continued strong growth which included 10% annualized loan growth and an increase in net interest income of $5.7 million compared to the prior quarter. We are pleased with the improvement in our net interest margin and our ability to maintain our efficiency ratio in a period in which we were working diligently on completing substantial upgrades to our core operating systems," noted David T. Provost, Chief Executive Officer of Chemical and Thomas C. Shafer, Vice Chairman of Chemical and Chief Executive Office of Chemical Bank. "This past weekend we crossed a significant milestone with the successful completion of these upgrades. With the system transformation complete, we believe we are well positioned to continue our strong revenue growth through the optimal best-in-class service experience we are creating for our customers."

Our return on average assets was 1.39% during the second quarter of 2018, compared to 1.47% during the first quarter of 2018 and 1.14% in the second quarter of 2017. Our return on average tangible shareholders' equity was 17.8% in the second quarter of 2018, compared to 19.0% during the first quarter of 2018 and 14.3% in the second quarter of 2017.
Our net interest income was $157.5 million in the second quarter of 2018, $5.7 million, or 3.7%, higher than the first quarter of 2018 and $19.6 million, or 14.2%, higher than the second quarter of 2017. The increase in our net interest income in the second quarter of 2018, compared to both the first quarter of 2018 and the second quarter of 2017, was primarily attributable to increases in average balances and yields earned on loans and investment securities, partially offset by an increase in our cost of funds. For the second quarter of 2018, we experienced loan growth of $360.9 million, compared to the first quarter of 2018 and $912.3 million compared to June 30, 2017. Approximately 40% of loan growth in the second quarter of 2018 was within our commercial loan portfolio. Our investment securities portfolio grew by $158.6 million, compared to the first quarter of 2018, and $719.5 million, compared to June 30, 2017.
Our net interest margin was 3.54% in the second quarter of 2018, compared to 3.51% in the first quarter of 2018 and 3.41% in the second quarter of 2017. Our net interest margin (fully taxable equivalent (FTE)), a non-GAAP financial measure, was 3.59% in the second quarter of 2018, compared to 3.56% in the first quarter of 2018 and 3.48% in the second quarter of 2017.(1) The increase in our net interest margin (FTE), in the second quarter of 2018, compared to both the first quarter of 2018 and the second quarter of 2017, was primarily due to increases in average balances and yields earned on loans and investment securities, partially offset by an increase in our cost of funds. The average yield on our loan portfolio increased to 4.63% in the second quarter of 2018, compared to 4.48% in the first quarter of 2018 and 4.22% in the second quarter of 2017. Interest accretion from purchase accounting discounts on acquired loans contributed 26 basis points to our net interest margin (FTE), in the second quarter of 2018, compared to 29 basis points in the first quarter of 2018 and 21 basis points in the second quarter of 2017. Our average cost of funds was

0.76% in the second quarter of 2018, compared to 0.64% in the first quarter of 2018 and 0.44% in the second quarter of 2017.
Our provision for loan losses was $9.6 million in the second quarter of 2018, compared to $6.3 million in the first quarter of 2018 and $6.2 million in the second quarter of 2017. The increase in the provision for loan losses in the second quarter of 2018, compared to the first quarter of 2018, was primarily the result of an increase in originated loan growth. The provision for loan losses in the second quarter of 2017 received the benefit of an improvement in credit quality indicators. We recorded all acquired loans at their estimated fair value at each respective acquisition date without a carryover of the related allowance and, as of both June 30, 2018 and March 31, 2018, we determined no allowance was needed for this population of loans.
Net loan charge-offs were $4.3 million, or 0.12% of average loans, in the second quarter of 2018, compared to $3.4 million, or 0.10% of average loans, in the first quarter of 2018 and $1.2 million, or 0.04% of average loans, in the second quarter of 2017. The increase in charge-offs in the second quarter of 2018, compared to both the first quarter of 2018 and the second quarter of 2017, was primarily due to charge-offs taken on loans individually evaluated for impairment with previously established specific reserves.
Our nonperforming loans totaled $66.7 million at June 30, 2018, compared to $61.8 million at March 31, 2018 and $50.9 million at June 30, 2017. Nonperforming loans comprised 0.46% of total loans at June 30, 2018, compared to 0.43% at March 31, 2018 and 0.37% at June 30, 2017. The increase in nonperforming loans in the second quarter of 2018, compared to the first quarter of 2018, was primarily due to a real estate construction loan relationship being downgraded to nonaccrual status. The increase in nonperforming loans at June 30, 2018, compared to June 30, 2017, was primarily due to an increase in commercial real estate nonaccrual loans and the real estate construction loan relationship downgraded to nonaccrual status in the second quarter of 2018.
Our allowance for loan losses for our originated loan portfolio was $100.0 million, or 0.94% of originated loans, at June 30, 2018, compared to $94.8 million, or 0.95% of originated loans, at March 31, 2018 and $83.8 million, or 0.97% of originated loans, at June 30, 2017. Our allowance for loan losses of our originated loan portfolio as a percentage of nonperforming loans was 149.9% at June 30, 2018, compared to 153.3% at March 31, 2018 and 164.7% at June 30, 2017. The results of our quarterly re-estimation of cash flows on our acquired loan portfolios resulted in no allowance for our acquired loan portfolios as of June 30, 2018, March 31, 2018 or June 30, 2017.
Our noninterest income was $38.0 million in the second quarter of 2018, compared to $40.6 million in the first quarter of 2018 and $41.6 million in the second quarter of 2017. Noninterest income in the second quarter of 2018 decreased compared to the first quarter of 2018, primarily due to a $3.7 million decrease in net gain on sale of loans and other mortgage banking revenue, partially offset by a $0.9 million increase in wealth management revenue. Noninterest income in the second quarter of 2018 decreased compared to the second quarter of 2017, primarily due to a $3.9 million decrease in other charges and fees for customer services and a $1.0 million decrease in net gain on sale of loans and other mortgage banking revenue, partially offset by a $1.4 million increase in other noninterest income. Net gain on sale of loans and other mortgage banking revenue, included a $30 thousand detriment to earnings due to a change in fair value in loan servicing rights in the second quarter of 2018, compared to a $3.8 million benefit in the first quarter of 2018 and a $1.8 million detriment in the second quarter of 2017. The change in fair value in loan servicing rights provided no impact to diluted earnings per share in the second quarter of 2018, compared to a $0.04 benefit in the first quarter of 2018 and a $0.02 detriment in the second quarter of 2017. The Durbin amendment became effective for us on July 1, 2017, which resulted in a reduction in interchange fees included within other charges and fees for customer services in the second quarter of 2018 compared to the second quarter of 2017.
Our operating expenses were $104.6 million in the second quarter of 2018, compared to $101.6 million in the first quarter of 2018 and $98.2 million in the second quarter of 2017. We had no merger and restructuring expenses during the first or second quarters of 2018 and $0.5 million in the second quarter of 2017. Second quarter of 2018 included $1.7 million of impairment related to a federal historic tax credit placed into service during the quarter, included within other operating expense in our Consolidated Statements of Income, compared to $1.6 million of impairment related to a federal historic tax credit in the first quarter of 2018. Our core operating expenses, a non-GAAP financial measure, which excludes merger and restructuring expenses for the second quarter of 2017 and the impairment of federal historic tax credits for each period, were $102.8 million in the second quarter of 2018, an increase of $2.8 million, compared to $100.0 million for the first quarter of 2018, and an increase of $5.0 million compared to

$97.8 million for the second quarter of 2017. Noninterest expense increased in the second quarter of 2018, compared to the first quarter of 2018, primarily due to increases in other operating expenses of $1.8 million, equipment and software of $0.6 million and salaries, wages and employee benefits of $0.6 million. Noninterest expense increased in the second quarter of 2018, compared to the second quarter of 2017, primarily due to increases in salaries, wages and employee benefits of $3.9 million, other operating expenses of $2.1 million and outside processing and service fees of $1.7 million, partially offset by a decrease in occupancy expense of $1.1 million. Costs related to our efforts to implement upgrades to our core operating systems were $5.6 million in the second quarter of 2018, made up of $3.2 million of expense and $2.4 million in costs that were capitalized. The first quarter of 2018 included costs related to our core operating system upgrades of $2.8 million, made up of $1.0 million of expense and $1.8 million in capitalized costs. Expense incurred related to our core operating system upgrades included $1.7 million of other expense, $1.0 million of outside processing and service fees, and $0.5 million of salaries, wages and employee benefits in the second quarter of 2018 and $0.8 million in outside processing and service fees and $0.2 million of other expense in the first quarter of 2018.
Our efficiency ratio is a measure of operating expenses as a percentage of net interest income and noninterest income. Our efficiency ratio was 53.5% in the second quarter of 2018, compared to 52.8% in the first quarter of 2018 and 54.7% in the second quarter of 2017. Our adjusted efficiency ratio, a non-GAAP financial measure, which excludes, as applicable, amortization of intangibles, merger expenses, impairment of income tax credits, the net interest income FTE adjustment, the change in fair value on loan servicing rights, and losses/gains from sale of investment securities, was 51.2% in the second quarter of 2018, compared to 51.6% in the first quarter of 2018 and 52.2% in the second quarter of 2017.(1)
Our effective tax rate was 15.3% in both the second quarter of 2018 and the first quarter of 2018, compared to 30.7% in the second quarter of 2017. Our tax rates for 2018 benefited from the enactment of the Tax Cuts and Jobs Act which reduced the federal corporate tax rate to 21% effective January 1, 2018. In addition, the second and first quarters of 2018 received a $1.9 million benefit and $1.5 million benefit, respectively, from federal historic tax credits placed into service during the quarter.
Our total assets were $20.28 billion at June 30, 2018, compared to $19.76 billion at March 31, 2018 and $18.78 billion at June 30, 2017. The increase in our total assets during both the second quarter of 2018 and the twelve months ended June 30, 2018 was primarily attributable to net loan growth and additions to our investment securities portfolio.
Our total loans were $14.58 billion at June 30, 2018, an increase of $360.9 million, from total loans of $14.22 billion at March 31, 2018 and an increase of $912.3 million, from total loans of $13.67 billion at June 30, 2017. We experienced originated loan growth of $684.0 million during the second quarter of 2018, compared to $265.1 million in the first quarter of 2018 and $699.9 million in the second quarter of 2017. Growth in our originated loan portfolio was partially offset by run-off in our acquired loan portfolio of $323.1 million in the second quarter of 2018, compared to $201.6 million in the first quarter of 2018 and $305.9 million in the second quarter of 2017.
Our investment securities portfolio totaled $3.13 billion at June 30, 2018, an increase of $158.6 million, compared to $2.97 billion at March 31, 2018, and an increase of $719.5 million, compared to $2.41 billion at June 30, 2017. The increase in the investment securities portfolio in both the second quarter of 2018 and the twelve months ended June 30, 2018 reflects our long-term plan to increase our investment securities portfolio as a percentage of total assets.
Our total deposits were $14.55 billion at June 30, 2018, compared to $13.97 billion at March 31, 2018 and $13.20 billion at June 30, 2017. The increase in deposits during the three months ended June 30, 2018 was due to increases in brokered deposits of $436.1 million and customer deposits of $147.6 million. Collateralized customer deposits were $378.9 million at June 30, 2018, compared to $490.1 million at March 31, 2018 and $310.0 million at June 30, 2017. Loans as a percentage of deposits plus collateralized customer deposits were 97.7% at June 30, 2018, compared to 98.3% at March 31, 2018 and 101.1% at June 30, 2017.
Our short-term borrowings were $2.10 billion at June 30, 2018, compared to $2.05 billion at both March 31, 2018 at June 30, 2017. At June 30, 2018 our short-term borrowings included $2.08 billion of short-term FHLB advances that we used to fund our short-term liquidity needs. Our long-term borrowings were $331.0 million at June 30, 2018, compared to $372.9 million at March 31, 2018 and $435.9 million at June 30, 2017.

Our shareholders' equity to total assets ratio was 13.6% at June 30, 2018, compared to 13.7% at March 31, 2018 and 14.1% at June 30, 2017. Our tangible shareholders' equity to tangible assets ratio, a non-GAAP financial measure, and total risk-based capital ratio were 8.3% and 11.3% (estimated), respectively, at June 30, 2018 compared to 8.3% and 11.2%, respectively, at March 31, 2018 and 8.4% and 11.1%, respectively, at June 30, 2017. (1) Our book value was $38.52 per share at June 30, 2018, compared to $37.91 per share at March 31, 2018 and $37.11 per share at June 30, 2017. Our tangible book value, a non-GAAP financial measure, was $22.33 per share at June 30, 2018, compared to $21.68 per share at March 31, 2018 and $20.89 per share at June 30, 2017.(1)

(1)
Please refer to the section entitled "Non-GAAP Financial Measures" in this press release and to the financial tables entitled "Reconciliation of Non-GAAP Financial Measures" for a reconciliation to the most directly comparable GAAP financial measures.

Conference Call Details
Chemical Financial Corporation will host a conference call to discuss our second quarter 2018 operating results on Wednesday, July 25, 2018, at 10:30 a.m. ET. Anyone interested may access the conference call on a live basis by dialing toll-free at 855-719-5008 and entering 735645 for the conference ID. The call will also be broadcast live over the Internet hosted at Chemical Financial Corporation's website at www.chemicalbank.com under the "Investor Information" section. A copy of the slide-show presentation and an audio replay of the call will remain available on Chemical Financial Corporation's website for at least 14 days.
About Chemical Financial Corporation
Chemical Financial Corporation is the largest banking company headquartered and operating branch offices in Michigan. We operate through our subsidiary bank, Chemical Bank, with 212 banking offices located primarily in Michigan, northeast Ohio and northern Indiana. At June 30, 2018, we had total assets of $20.28 billion. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issuers comprising The NASDAQ Global Select Market and the S&P MidCap 400 Index. More information about Chemical Financial Corporation is available by visiting the "Investor Information" section of our website at www.chemicalbank.com.
Non-GAAP Financial Measures
This press release contains references to financial measures that are not defined in generally accepted accounting principles ("GAAP"). Such non-GAAP financial measures include net income (excluding significant items), diluted earnings per share (excluding significant items), return on average assets, return on average shareholders’ equity and return on average tangible shareholders’ equity (each excluding significant items), tangible book value per share, the presentation of net interest income and net interest margin on a FTE basis, core operating expenses, operating expenses-efficiency ratio, and the adjusted efficiency ratio.
These non-GAAP financial measures have been included because we believe they are helpful for investors to analyze and evaluate our financial condition. However, these non-GAAP financial measures have inherent limitations and should not be considered in isolation or as a substitute for GAAP measures. In addition, because non-GAAP measures are not standardized, it may not be possible to compare the non-GAAP historical measures in this press release with other companies' non-GAAP financial measures. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measure may be found in the financial tables included with this press release.
Forward-Looking Statements
This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and Chemical. Words and phrases such as "anticipates," "believes," "plans," "continue," "estimates," "expects," "forecasts," "future," "intends," "is likely," "judgment," "look ahead," "look forward," "on schedule," "opinion," "opportunity," "potential," "predicts," "probable," "projects," "should," "strategic," "trend," "will," and variations of such words and phrases or similar expressions are intended to identify such forward-looking statements. These statements include, among others, our belief that we are well positioned to continue our strong revenue growth. All statements referencing future time periods are forward-looking.

Management's determination of the provision and allowance for loan losses; the carrying value of acquired loans, goodwill and mortgage servicing rights; the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment); and management's assumptions concerning pension and other postretirement benefit plans involve judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated. All of the information concerning interest rate sensitivity is forward-looking. The future effect of changes in the financial and credit markets and the national and regional economies on the banking industry, generally, and on Chemical, specifically, are also inherently uncertain.
Forward-looking statements are based upon current beliefs and expectations and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. We undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise. Risk factors include, without limitation, a downturn in the economy, particularly in our markets, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, operational and regulatory challenges associated with our information technology systems and policies and procedures in light of our rapid growth , regulatory changes, excessive loan losses, our inability to attract and retain new commercial lenders and other bankers as well as key operations staff in light of competition for experienced employees in the banking industry, our inability to execute on our strategy to expand investments and commercial lending, and our inability to grow our deposits.
In addition, risk factors include, but are not limited to, the risk factors described in Item 1A of Chemical's Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Reports on Form 10-Q. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

Chemical Financial Corporation Announces 2018 Second Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation
(In thousands, except per share data)

	June 30, 2018	March 31, 2018	December 31, 2017	June 30, 2017

Assets
Cash and cash equivalents:
Cash and cash due from banks	$222,748	$174,173	$226,003	$230,219
Interest-bearing deposits with the Federal Reserve Bank and other banks and federal funds sold	302,532	379,320	229,988	389,022
Total cash and cash equivalents	525,280	553,493	455,991	619,241
Investment securities:
Available-for-sale	2,529,910	2,297,123	1,963,546	1,767,478
Held-to-maturity	602,687	676,847	677,093	645,605
Total investment securities	3,132,597	2,973,970	2,640,639	2,413,083
Loans held-for-sale	46,849	31,636	52,133	65,371
Loans:
Total loans	14,579,693	14,218,747	14,155,267	13,667,372
Allowance for loan losses	(100,015)	(94,762)	(91,887)	(83,797)
Net loans	14,479,678	14,123,985	14,063,380	13,583,575
Premises and equipment	125,970	126,251	126,896	146,460
Loan servicing rights	70,364	68,837	63,841	64,522
Goodwill	1,134,568	1,134,568	1,134,568	1,133,534
Other intangible assets	31,407	32,833	34,271	37,322
Interest receivable and other assets	735,890	711,937	709,154	718,297
Total Assets	$20,282,603	$19,757,510	$19,280,873	$18,781,405
Liabilities
Deposits:
Noninterest-bearing	$3,894,259	$3,801,125	$3,725,779	$3,626,592
Interest-bearing	10,657,277	10,166,692	9,917,024	9,577,775
Total deposits	14,551,536	13,967,817	13,642,803	13,204,367
Collateralized customer deposits	378,938	490,107	415,236	310,042
Short-term borrowings	2,095,000	2,050,000	2,000,000	2,050,000
Long-term borrowings	330,956	372,908	372,882	435,852
Interest payable and other liabilities	175,174	171,975	181,203	141,702
Total liabilities	17,531,604	17,052,807	16,612,124	16,141,963
Shareholders' Equity
Preferred stock, no par value per share	—	—	—	—
Common stock, $1 par value per share	71,418	71,350	71,207	71,131
Additional paid-in capital	2,205,402	2,201,803	2,203,637	2,197,501
Retained earnings	521,530	472,604	419,403	404,939
Accumulated other comprehensive loss	(47,351)	(41,054)	(25,498)	(34,129)
Total shareholders' equity	2,750,999	2,704,703	2,668,749	2,639,442
Total Liabilities and Shareholders' Equity	$20,282,603	$19,757,510	$19,280,873	$18,781,405

Chemical Financial Corporation Announces 2018 Second Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018(1)	June 30, 2017	June 30, 2018	June 30, 2017
Interest Income
Interest and fees on loans	$165,388	$156,818	$141,314	$322,206	$273,799
Interest on investment securities:
Taxable	14,706	12,419	7,125	27,125	11,881
Tax-exempt	5,998	5,556	4,426	11,554	8,661
Dividends on nonmarketable equity securities	2,189	1,901	1,246	4,090	1,867
Interest on deposits with the Federal Reserve Bank and other banks and federal funds sold	1,301	1,240	1,022	2,541	1,821
Total interest income	189,582	177,934	155,133	367,516	298,029
Interest Expense
Interest on deposits	19,707	15,917	10,582	35,624	19,498
Interest on collateralized customer deposits	641	524	196	1,165	346
Interest on short-term borrowings	10,408	8,166	4,463	18,574	5,971
Interest on long-term borrowings	1,289	1,464	1,944	2,753	4,169
Total interest expense	32,045	26,071	17,185	58,116	29,984
Net Interest Income	157,537	151,863	137,948	309,400	268,045
Provision for loan losses	9,572	6,256	6,229	15,828	10,279
Net interest income after provision for loan losses	147,965	145,607	131,719	293,572	257,766
Noninterest Income
Service charges and fees on deposit accounts	8,615	8,463	8,777	17,078	16,781
Wealth management revenue	7,188	6,311	6,958	13,499	12,785
Other charges and fees for customer services	5,874	5,754	9,734	11,628	18,625
Net gain on sale of loans and other mortgage banking revenue	8,844	12,535	9,879	21,379	19,039
Gain on sale of investment securities	3	—	77	3	167
Other	7,494	7,491	6,143	14,985	12,181
Total noninterest income	38,018	40,554	41,568	78,572	79,578
Operating Expenses
Salaries, wages and employee benefits	56,148	55,557	52,247	111,705	112,141
Occupancy	7,679	8,011	8,745	15,690	16,137
Equipment and software	8,276	7,659	8,149	15,935	16,666
Outside processing and service fees	10,673	10,356	8,924	21,029	16,435
Merger expenses	—	—	465	—	4,632
Other	21,785	20,027	19,707	41,812	36,422
Total operating expenses	104,561	101,610	98,237	206,171	202,433
Income before income taxes	81,422	84,551	75,050	165,973	134,911
Income tax expense	12,434	12,955	23,036	25,389	35,293
Net Income	$68,988	$71,596	$52,014	$140,584	$99,618
Earnings Per Common Share:
Weighted average common shares outstanding-basic	71,329	71,231	70,819	71,280	70,725
Weighted average common shares outstanding-diluted	72,026	71,906	71,443	71,966	71,429
Basic earnings per share	$0.97	$1.01	$0.73	$1.97	$1.41
Diluted earnings per share	0.96	0.99	0.73	1.95	1.39
Diluted earnings per share, excluding significant items (non-GAAP)	0.96	0.99	0.73	1.95	1.43
Cash Dividends Declared Per Common Share	0.28	0.28	0.27	0.56	0.54
Key Ratios (annualized where applicable):
Return on average assets	1.39%	1.47%	1.14%	1.43%	1.11%
Return on average tangible shareholders' equity, excluding significant items (non-GAAP)	17.8%	19.0%	14.4%	18.4%	14.2%
Net interest margin (tax-equivalent basis) (non-GAAP)	3.59%	3.56%	3.48%	3.58%	3.49%
Efficiency ratio - GAAP	53.5%	52.8%	54.7%	53.1%	58.2%
Efficiency ratio - adjusted (non-GAAP)	51.2%	51.6%	52.2%	51.4%	54.7%

(1)
First quarter 2018 information is revised to reflect the impact of the capitalization of certain costs associated with our core system transformation. The capitalization resulted in an increase in net income of $1.4 million, including a reduction in total operating expenses of $1.7 million, partially offset by an increase to income tax expense of $322 thousand for the first quarter of 2018.

Chemical Financial Corporation Announces 2018 Second Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation
(Dollars in thousands, except per share data)

	2nd Quarter 2018	1st Quarter 2018(1)	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017
Summary of Operations
Interest income	$189,582	$177,934	$169,162	$164,944	$155,133	$142,896
Interest expense	32,045	26,071	23,257	21,316	17,185	12,799
Net interest income	157,537	151,863	145,905	143,628	137,948	130,097
Provision for loan losses	9,572	6,256	7,522	5,499	6,229	4,050
Net interest income after provision for loan losses	147,965	145,607	138,383	138,129	131,719	126,047
Noninterest income	38,018	40,554	32,319	32,122	41,568	38,010
Operating expenses, excluding merger and restructuring expenses and impairment of income tax credits (non-GAAP)	102,845	99,976	91,298	95,241	97,772	100,029
Merger and restructuring expenses	—	—	2,567	21,203	465	4,167
Impairment of income tax credits	1,716	1,634	6,157	3,095	—	—
Income before income taxes	81,422	84,551	70,680	50,712	75,050	59,861
Income tax expense	12,434	12,955	61,234	10,253	23,036	12,257
Net income	$68,988	$71,596	$9,446	$40,459	$52,014	$47,604
Significant items, net of tax	—	—	53,240	13,782	302	2,709
Net income, excluding significant items	$68,988	$71,596	$62,686	$54,241	$52,316	$50,313

Per Common Share Data
Net income:
Basic	$0.97	$1.01	$0.13	$0.57	$0.73	$0.67
Diluted	0.96	0.99	0.13	0.56	0.73	0.67
Diluted, excluding significant items (non-GAAP)	0.96	0.99	0.87	0.76	0.73	0.70
Cash dividends declared	0.28	0.28	0.28	0.28	0.27	0.27
Book value - period-end	38.52	37.91	37.48	37.57	37.11	36.56
Tangible book value - period-end (non-GAAP)	22.33	21.68	21.21	21.36	20.89	20.32
Market value - period-end	55.67	54.68	53.47	52.26	48.41	51.15

Key Ratios (annualized where applicable)
Net interest margin (taxable equivalent basis) (non-GAAP)	3.59%	3.56%	3.47%	3.48%	3.48%	3.49%
Efficiency ratio - adjusted (non-GAAP)	51.2%	51.6%	47.4%	51.2%	52.2%	57.4%
Return on average assets	1.39%	1.47%	0.20%	0.86%	1.14%	1.09%
Return on average shareholders' equity	10.2%	10.7%	1.4%	6.1%	8.0%	7.4%
Return on average tangible shareholders' equity (non-GAAP)	17.8%	19.0%	2.5%	10.9%	14.3%	13.3%
Average shareholders' equity as a percent of average assets	13.6%	13.7%	13.9%	14.0%	14.3%	14.8%
Capital ratios (period end):
Tangible shareholders' equity as a percent of tangible assets	8.3%	8.3%	8.3%	8.3%	8.4%	8.8%
Total risk-based capital ratio (2)	11.3%	11.2%	11.0%	11.2%	11.1%	11.4%

(1)
First quarter 2018 information is revised to reflect the impact of the capitalization of certain costs associated with our core system transformation. The capitalization resulted in an increase in net income of $1.4 million, including a reduction in total operating expenses of $1.7 million, partially offset by an increase to income tax expense of $322 thousand for the first quarter of 2018.

(2)	Estimated at June 30, 2018.

Chemical Financial Corporation Announces 2018 Second Quarter Operating Results

Average Balances, Fully Tax Equivalent (FTE) Interest and Effective Yields and Rates(1) (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	Three Months Ended
	June 30, 2018			March 31, 2018			June 30, 2017
	Average Balance	Interest (FTE)	Effective Yield/Rate (1)	Average Balance	Interest (FTE)	Effective Yield/Rate (1)	Average Balance	Interest (FTE)	Effective Yield/Rate (1)
Assets
Interest-earning assets:
Loans (1)(2)	$14,389,574	$166,125	4.63%	$14,224,926	$157,568	4.48%	$13,513,927	$142,128	4.22%
Taxable investment securities	2,019,003	14,706	2.91	1,781,995	12,419	2.79	1,364,358	7,125	2.09
Tax-exempt investment securities(1)	1,020,567	7,592	2.98	1,010,092	7,033	2.79	882,445	6,781	3.07
Other interest-earning assets	189,654	2,189	4.63	180,084	1,901	4.28	166,244	1,246	3.01
Interest-bearing deposits with the FRB and other banks and federal funds sold	228,464	1,301	2.28	262,910	1,240	1.91	302,022	1,022	1.36
Total interest-earning assets	17,847,262	191,913	4.31	17,460,007	180,161	4.17	16,228,996	158,302	3.91
Less: allowance for loan losses	(96,332)			(92,648)			(80,690)
Other assets:
Cash and cash due from banks	219,751			226,660			222,954
Premises and equipment	126,570			126,742			145,320
Interest receivable and other assets	1,753,742			1,737,116			1,748,119
Total assets	$19,850,993			$19,457,877			$18,264,699
Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing checking deposits	$2,597,610	$1,393	0.22%	$2,767,267	$1,225	0.18%	$2,682,652	$1,289	0.19%
Savings deposits	4,116,683	6,074	0.59	4,047,004	4,937	0.49	3,881,260	3,047	0.31
Time deposits	3,468,395	12,240	1.42	3,262,568	9,755	1.21	2,958,436	6,246	0.85
Collateralized customer deposits	399,911	641	0.64	409,077	524	0.52	337,670	196	0.23
Short-term borrowings	2,249,655	10,408	1.86	2,055,556	8,166	1.61	1,689,835	4,463	1.06
Long-term borrowings	336,985	1,289	1.53	372,886	1,464	1.59	474,086	1,944	1.65
Total interest-bearing liabilities	13,169,239	32,045	0.98	12,914,358	26,071	0.82	12,023,939	17,185	0.57
Noninterest-bearing deposits	3,792,803	—	—	3,688,581	—	—	3,499,686	—	—
Total deposits and borrowed funds	16,962,042	32,045	0.76	16,602,939	26,071	0.64	15,523,625	17,185	0.44
Interest payable and other liabilities	181,605			186,613			134,557
Shareholders' equity	2,707,346			2,668,325			2,606,517
Total liabilities and shareholders' equity	$19,850,993			$19,457,877			$18,264,699
Net Interest Spread (Average yield earned on interest-earning assets minus average rate paid on interest-bearing liabilities)			3.33%			3.35%			3.34%
Net Interest Income (FTE)		$159,868			$154,090			$141,117
Net Interest Margin (Net Interest Income (FTE) divided by total average interest-earning assets)			3.59%			3.56%			3.48%
Reconciliation to Reported Net Interest Income
Net interest income, fully taxable equivalent (non-GAAP)		$159,868			$154,090			$141,117
Adjustments for taxable equivalent interest (1):
Loans		(737)			(750)			(814)
Tax-exempt investment securities		(1,594)			(1,477)			(2,355)
Total taxable equivalent interest adjustments		(2,331)			(2,227)			(3,169)
Net interest income (GAAP)		$157,537			$151,863			$137,948
Net interest margin (GAAP)		3.54%			3.51%			3.41%

(1)
Fully taxable equivalent (FTE) basis using a federal income tax rate of 21% for the three months ended June 30, 2018 and March 31, 2018 and 35% for the three months ended June 30, 2017. The presentation of net interest income on a FTE basis is not in accordance with GAAP, but is customary in the banking industry.

(2)	Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields. Tax equivalent interest also includes net loan fees.

Chemical Financial Corporation Announces 2018 Second Quarter Operating Results

Average Balances, Fully Tax Equivalent (FTE) Interest and Effective Yields and Rates (1) (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	Six Months Ended
	June 30, 2018			June 30, 2017
	Average Balance	Interest (FTE)	Effective Yield/Rate (1)	Average Balance	Interest (FTE)	Effective Yield/Rate (1)
Assets
Interest-earning assets:
Loans (1)(2)	$14,307,705	$323,693	4.55%	$13,335,876	$275,421	4.16%
Taxable investment securities	1,901,154	27,125	2.85	1,185,915	11,881	2.00
Tax-exempt investment securities (1)	1,015,358	14,625	2.88	872,034	13,276	3.04
Other interest-earning assets	184,895	4,090	4.46	134,962	1,867	2.79
Interest-bearing deposits with the FRB and other banks and federal funds sold	245,592	2,541	2.09	285,746	1,821	1.28
Total interest-earning assets	17,654,704	372,074	4.24	15,814,533	304,266	3.87
Less: allowance for loan losses	(94,500)			(79,658)
Other assets:
Cash and cash due from banks	223,186			226,061
Premises and equipment	126,656			145,680
Interest receivable and other assets	1,745,475			1,764,925
Total assets	$19,655,521			$17,871,541
Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$2,681,970	$2,618	0.20%	$2,789,762	$2,307	0.17%
Savings deposits	4,082,036	11,011	0.54	3,862,033	4,768	0.25
Time deposits	3,366,051	21,995	1.32	2,955,768	12,423	0.85
Collateralized customer deposits	404,468	1,165	0.58	335,679	346	0.21
Short-term borrowings	2,153,069	18,574	1.74	1,293,232	5,971	0.93
Long-term borrowings	354,909	2,753	1.56	506,379	4,169	1.66
Total interest-bearing liabilities	13,042,503	58,116	0.90	11,742,853	29,984	0.51
Noninterest-bearing deposits	3,740,979	—	—	3,402,981	—	—
Total deposits and borrowed funds	16,783,482	58,116	0.70	15,145,834	29,984	0.40
Interest payable and other liabilities	184,096			130,140
Shareholders' equity	2,687,943			2,595,567
Total liabilities and shareholders' equity	$19,655,521			$17,871,541
Net Interest Spread (Average yield earned on interest-earning assets minus average rate paid on interest-bearing liabilities)			3.34%			3.36%
Net Interest Income (FTE)		$313,958			$274,282
Net Interest Margin (Net Interest Income (FTE) divided by total average interest-earning assets)			3.58%			3.49%

Reconciliation to Reported Net Interest Income
Net interest income, fully taxable equivalent (non-GAAP)		$313,958			$274,282
Adjustments for taxable equivalent interest (1):
Loans		(1,487)			(1,622)
Tax-exempt investment securities		(3,071)			(4,615)
Total taxable equivalent interest adjustments		(4,558)			(6,237)
Net interest income (GAAP)		$309,400			$268,045
Net interest margin (GAAP)		3.53%			3.41%
(1) Fully taxable equivalent (FTE) basis using a federal income tax rate of 21% for the six months ended June 30, 2018 and 35% for the six months ended June 30, 2017. The presentation of net interest income on a FTE basis is not in accordance with GAAP, but is customary in the banking industry.
(2) Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields. Tax equivalent interest also includes net loan fees.

Chemical Financial Corporation Announces 2018 Second Quarter Operating Results

Noninterest Income and Operating Expenses Information (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	2nd Quarter 2018	1st Quarter 2018	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017

Noninterest income
Service charges and fees on deposit accounts	$8,615	$8,463	$9,073	$9,147	$8,777	$8,004
Wealth management revenue(1)	7,188	6,311	6,539	6,188	6,958	5,827
Other fees for customer services	1,624	1,697	1,944	2,254	2,252	2,074
Electronic banking fees	4,250	4,057	5,578	4,370	7,482	6,817
Net gain on sale of loans and other mortgage banking revenue	8,874	8,783	7,938	9,282	11,681	9,679
Change in fair value in loan servicing rights(1)	(30)	3,752	(13)	(4,041)	(1,802)	(519)
Gain (loss) on sale of investment securities	3	—	(7,556)	1	77	90
Bank-owned life insurance	1,669	891	1,377	1,124	1,106	1,211
Other	5,825	6,600	7,439	3,797	5,037	4,827
Total noninterest income	$38,018	$40,554	$32,319	$32,122	$41,568	$38,010

(1)	Included within the line item "Other charges and fees for customer services" in the Consolidated Statements of Income.

(2)	Included within the line item "Net gain on sale of loans and other mortgage banking revenue" in the Consolidated Statements of Income.

	2nd Quarter 2018	1st Quarter 2018(1)	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017

Operating expenses
Salaries and wages	$47,810	$45,644	$41,866	$44,641	$44,959	$48,526
Employee benefits	8,338	9,913	5,497	7,949	7,288	11,368
Occupancy	7,679	8,011	7,546	6,871	8,745	7,392
Equipment and software	8,276	7,659	8,000	7,582	8,149	8,517
Outside processing and service fees	10,673	10,356	9,081	9,626	8,924	7,511
FDIC insurance premiums	4,473	5,629	4,556	2,768	2,460	1,406
Professional fees	3,004	2,458	3,483	3,489	2,567	1,968
Intangible asset amortization	1,426	1,439	1,525	1,526	1,525	1,513
Credit-related expenses	1,467	1,306	803	1,874	1,895	1,200
Merger expenses	—	—	1,511	2,379	465	4,167
Restructuring expenses	—	—	1,056	18,824	—	—
Impairment of income tax credit	1,716	1,634	6,157	3,095	—	—
Other	9,699	7,561	8,941	8,915	11,260	10,628
Total operating expenses	$104,561	$101,610	$100,022	$119,539	$98,237	$104,196

(1)
First quarter 2018 information is revised to reflect the impact of the capitalization of certain costs associated with our core system transformation. The capitalization resulted in a reduction in total operating expenses of $1.7 million for the first quarter of 2018.

Chemical Financial Corporation Announces 2018 Second Quarter Operating Results

Composition of Loans and Deposits and Additional Information on Intangible Assets (Unaudited)
Chemical Financial Corporation
(Dollars in Thousands)

			Loan Growth				Loan Growth
	Jun 30, 2018	Mar 31, 2018	Three Months Ended June 30, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Twelve Months Ended June 30, 2018

Composition of Loans
Commercial loan portfolio:
Commercial	$3,576,438	$3,427,285	4.4%	$3,385,642	$3,319,965	$3,360,161	6.4%
Commercial real estate:
Owner-occupied	1,863,563	1,832,824	1.7	1,813,562	1,718,404	1,695,947	9.9
Non-owner occupied	2,728,103	2,680,801	1.8	2,606,761	2,514,538	2,550,396	7.0
Vacant land	79,606	74,751	6.5	80,347	83,036	77,980	2.1
Total commercial real estate	4,671,272	4,588,376	1.8	4,500,670	4,315,978	4,324,323	8.0
Real estate construction	618,985	559,780	10.6	574,215	501,413	446,678	38.6
Subtotal - commercial loans	8,866,695	8,575,441	3.4	8,460,527	8,137,356	8,131,162	9.0
Consumer loan portfolio:
Residential mortgage	3,325,277	3,264,620	1.9	3,252,487	3,221,307	3,125,397	6.4
Consumer installment	1,587,327	1,572,240	1.0	1,613,008	1,615,983	1,553,967	2.1
Home equity	800,394	806,446	(0.8)	829,245	858,722	856,846	(6.6)
Subtotal - consumer loans	5,712,998	5,643,306	1.2	5,694,740	5,696,012	5,536,210	3.2
Total loans	$14,579,693	$14,218,747	2.5%	$14,155,267	$13,833,368	$13,667,372	6.7%

			Deposit Growth				Deposit Growth
	Jun 30, 2018	Mar 31, 2018	Three Months Ended June 30, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Twelve Months Ended June 30, 2018
Composition of Deposits
Noninterest-bearing demand	$3,894,259	$3,801,125	2.5%	$3,725,779	$3,688,848	$3,626,592	7.4%
Savings and money market accounts	3,841,540	3,774,975	1.8	3,655,671	3,743,826	3,702,524	3.8
Interest-bearing checking	2,514,232	2,701,055	(6.9)	2,724,415	2,974,478	2,605,673	(3.5)
Brokered deposits	1,087,959	651,846	66.9	453,227	416,926	406,174	167.9
Other time deposits	3,213,546	3,038,816	5.7	3,083,711	2,981,167	2,863,404	12.2
Total deposits	$14,551,536	$13,967,817	4.2%	$13,642,803	$13,805,245	$13,204,367	10.2%

	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017

Additional Data - Intangibles
Goodwill	$1,134,568	$1,134,568	$1,134,568	$1,134,568	$1,133,534
Loan servicing rights	70,364	68,837	63,841	62,195	64,522
Core deposit intangibles (CDI)	31,407	32,833	34,259	35,747	37,235
Noncompete agreements	—	—	13	50	87

Chemical Financial Corporation Announces 2018 Second Quarter Operating Results

Nonperforming Assets (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Nonperforming Assets
Nonperforming Loans (1):
Nonaccrual loans:
Commercial	$20,741	$20,000	$19,691	$15,648	$18,773	$16,717
Commercial real estate:
Owner-occupied	16,103	19,855	19,070	16,295	11,683	12,575
Non-owner occupied	9,168	5,489	5,270	4,361	3,600	3,793
Vacant land	3,135	4,829	5,205	4,494	4,440	4,460
Total commercial real estate	28,406	30,173	29,545	25,150	19,723	20,828
Real estate construction	5,704	77	77	78	56	79
Residential mortgage	7,974	7,621	8,635	8,646	7,714	6,749
Consumer installment	945	922	842	875	757	755
Home equity	2,972	3,039	4,305	3,908	3,871	2,713
Total nonaccrual loans(1)	66,742	61,832	63,095	54,305	50,894	47,841
Other real estate and repossessed assets	5,828	7,719	8,807	10,605	14,582	16,395
Total nonperforming assets	$72,570	$69,551	$71,902	$64,910	$65,476	$64,236
Accruing loans contractually past due 90 days or more as to interest or principal payments, excluding acquired loans accounted for under ASC 310-30:
Commercial	$472	$322	$—	$3,521	$58	$1,823
Commercial real estate:
Owner-occupied	461	—	—	144	—	700
Non-owner occupied	—	—	13	—	—	—
Vacant land	16	—	—	—	262	—
Total commercial real estate	477	—	13	144	262	700
Home equity	713	913	1,364	2,367	2,026	1,169
Total accruing loans contractually past due 90 days or more as to interest or principal payments	$1,662	$1,235	$1,377	$6,032	$2,346	$3,692

(1)
Acquired loans, accounted for under Accounting Standards Codification 310-30, that are not performing in accordance with contractual terms are not reported as nonperforming loans because these loans are recorded in pools at their net realizable value based on the principal and interest we expect to collect on these loans.

Chemical Financial Corporation Announces 2018 Second Quarter Operating Results

Summary of Allowance and Loan Loss Experience (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	2nd Quarter 2018	1st Quarter 2018	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017	Six Months Ended
							June 30, 2018	June 30, 2017
Allowance for loan losses - originated loan portfolio
Allowance for loan losses - beginning of period	$94,762	$91,887	$85,181	$83,797	$78,774	$78,268	$91,887	$78,268
Provision for loan losses	9,572	6,256	8,101	4,920	6,229	4,050	15,828	10,279
Net loan (charge-offs) recoveries:
Commercial	(517)	(1,252)	(613)	(2,348)	(239)	(1,999)	(1,769)	(2,238)
Commercial real estate:
Owner-occupied	(1,656)	341	(232)	(170)	(173)	725	(1,315)	552
Non-owner occupied	92	(456)	748	(7)	(35)	21	(364)	(14)
Vacant land	(921)	(448)	267	3	3	(16)	(1,369)	(13)
Total commercial real estate	(2,485)	(563)	783	(174)	(205)	730	(3,048)	525
Real estate construction	—	26	(1)	—	—	(9)	26	(9)
Residential mortgage	(88)	(53)	(142)	(44)	19	(567)	(141)	(548)
Consumer installment	(994)	(997)	(1,318)	(857)	(747)	(1,310)	(1,991)	(2,057)
Home equity	(235)	(542)	(104)	(113)	(34)	(389)	(777)	(423)
Net loan charge-offs	(4,319)	(3,381)	(1,395)	(3,536)	(1,206)	(3,544)	(7,700)	(4,750)
Allowance for loan losses - end of period	100,015	94,762	91,887	85,181	83,797	78,774	100,015	83,797
Allowance for loan losses - acquired loan portfolio
Allowance for loan losses - beginning of period	—	—	579	—	—	—	—	—
Provision for loan losses	—	—	(579)	579	—	—	—	—
Allowance for loan losses - end of period	—	—	—	579	—	—	—	—
Total allowance for loan losses	$100,015	$94,762	$91,887	$85,760	$83,797	$78,774	$100,015	$83,797
Net loan charge-offs as a percent of average loans (annualized)	0.12%	0.10%	0.04%	0.10%	0.04%	0.11%	0.11%	0.07%

	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Originated loans	$10,696,533	$10,012,516	$9,747,429	$9,156,096	$8,659,622
Acquired loans	3,883,160	4,206,231	4,407,838	4,677,272	5,007,750
Total loans	$14,579,693	$14,218,747	$14,155,267	$13,833,368	$13,667,372

Allowance for loan losses (originated loan portfolio) as a percent of:
Total originated loans	0.94%	0.95%	0.94%	0.93%	0.97%
Nonperforming loans	149.9%	153.3%	145.6%	156.9%	164.7%
Credit mark as a percent of unpaid principal balance on acquired loans	1.8%	1.8%	2.4%	2.7%	2.6%

Chemical Financial Corporation Announces 2018 Second Quarter Operating Results

Reconciliation of Non-GAAP Financial Measures (Unaudited)
Chemical Financial Corporation
(Amounts in thousands)

	2nd Quarter 2018	1st Quarter 2018(1)	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017	Six Months Ended
							Jun 30, 2018	Jun 30, 2017
Non-GAAP Operating Results
Net Income
Net income, as reported	$68,988	$71,596	$9,446	$40,459	$52,014	$47,604	$140,584	$99,618
Merger and restructuring expenses	—	—	2,567	21,203	465	4,167	—	4,632
Loss on sale of investment securities (2)	—	—	7,556	—	—	—	—	—
Significant items	—	—	10,123	21,203	465	4,167	—	4,632
Income tax benefit (3)	—	—	(3,543)	(7,421)	(163)	(1,458)	—	(1,621)
Revaluation of net deferred tax assets	—	—	46,660	—	—	—	—	—
Significant items, net of tax	—	—	53,240	13,782	302	2,709	—	3,011
Net income, excluding significant items	$68,988	$71,596	$62,686	$54,241	$52,316	$50,313	$140,584	$102,629
Diluted Earnings Per Share
Diluted earnings per share, as reported	$0.96	$0.99	$0.13	$0.56	$0.73	$0.67	$1.95	$1.39
Effect of significant items, net of tax	—	—	0.74	0.20	—	0.03	—	0.04
Diluted earnings per share, excluding significant items	$0.96	$0.99	$0.87	$0.76	$0.73	$0.70	$1.95	$1.43
Return on Average Assets
Return on average assets, as reported	1.39%	1.47%	0.20%	0.86%	1.14%	1.09%	1.43%	1.11%
Effect of significant items, net of tax	—	—	1.11	0.29	0.01	0.06	—	0.04
Return on average assets, excluding significant items	1.39%	1.47%	1.31%	1.15%	1.15%	1.15%	1.43%	1.15%
Return on Average Shareholders' Equity
Return on average shareholders' equity, as reported	10.2%	10.7%	1.4%	6.1%	8.0%	7.4%	10.5%	7.7%
Effect of significant items, net of tax	—	—	8.0	2.1	—	0.4	—	0.2
Return on average shareholders' equity, excluding significant items	10.2%	10.7%	9.4%	8.2%	8.0%	7.8%	10.5%	7.9%
Return on Average Tangible Shareholders' Equity
Average shareholders' equity	$2,707,346	$2,668,325	$2,676,029	$2,643,233	$2,606,517	$2,584,501	$2,687,943	$2,595,567
Average goodwill, CDI and noncompete agreements, net of tax	1,156,865	1,158,084	1,156,122	1,153,394	1,154,229	1,155,177	1,157,474	1,154,406
Average tangible shareholders' equity	$1,550,481	$1,510,241	$1,519,907	$1,489,839	$1,452,288	$1,429,324	$1,530,469	$1,441,161
Return on average tangible shareholders' equity	17.8%	19.0%	2.5%	10.9%	14.3%	13.3%	18.4%	13.8%
Effect of significant items, net of tax	—	—	14.0	3.7	0.1	0.8	—	0.4
Return on average tangible shareholders' equity, excluding significant items	17.8%	19.0%	16.5%	14.6%	14.4%	14.1%	18.4%	14.2%

(1)
First quarter 2018 information is revised to reflect the impact of the capitalization of certain costs associated with our core system transformation. The capitalization resulted in an increase in net income of $1.4 million, including a reduction in total operating expenses of $1.7 million, partially offset by an increase to income tax expense of $322 thousand for the first quarter of 2018.

(2)	Represents losses on sales of investment securities in the fourth quarter of 2017 as part of our treasury and tax management objectives.

(3)	Assumes merger and restructuring expenses and other significant items are deductible at an income tax rate of 35% for each quarter during 2017.

Chemical Financial Corporation Announces 2018 Second Quarter Operating Results

Reconciliation of Non-GAAP Financial Measures (Unaudited)
Chemical Financial Corporation
(Amounts in thousands, except per share data)

	2nd Quarter 2018	1st Quarter 2018(1)	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017	Six Months Ended
							June 30, 2018	June 30, 2017
Efficiency Ratio
Net interest income	$157,537	$151,863	$145,905	$143,628	$137,948	$130,097	$309,400	$268,045
Noninterest income	38,018	40,554	32,319	32,122	41,568	38,010	78,572	79,578
Total revenue - GAAP	195,555	192,417	178,224	175,750	179,516	168,107	387,972	347,623
Net interest income FTE adjustment	2,331	2,227	3,580	3,260	3,169	3,068	4,558	6,237
Loan servicing rights change in fair value (gains) losses	30	(3,752)	13	4,041	1,802	519	(3,722)	2,321
Losses (gains) from sale of investment securities	(3)	—	7,556	(1)	(77)	(90)	(3)	(167)
Total revenue - Non-GAAP	$197,913	$190,892	$189,373	$183,050	$184,410	$171,604	$388,805	$356,014
Operating expenses - GAAP	$104,561	$101,610	$100,022	$119,539	$98,237	$104,196	$206,171	$202,433
Merger and restructuring expenses	—	—	(2,567)	(21,203)	(465)	(4,167)	—	(4,632)
Impairment of income tax credits	(1,716)	(1,634)	(6,157)	(3,095)	—	—	(3,350)	—
Operating expense, core - Non-GAAP	102,845	99,976	91,298	95,241	97,772	100,029	202,821	197,801
Amortization of intangibles	(1,426)	(1,439)	(1,525)	(1,526)	(1,525)	(1,513)	(2,865)	(3,038)
Operating expenses, efficiency ratio - Non-GAAP	$101,419	$98,537	$89,773	$93,715	$96,247	$98,516	$199,956	$194,763
Efficiency ratio - GAAP	53.5%	52.8%	56.1%	68.0%	54.7%	62.0%	53.1%	58.2%
Efficiency ratio - adjusted Non-GAAP	51.2%	51.6%	47.4%	51.2%	52.2%	57.4%	51.4%	54.7%

(1)
First quarter 2018 information is revised to reflect the impact of the capitalization of certain costs associated with our core system transformation. The capitalization resulted in an increase in net income of $1.4 million, including a reduction in total operating expenses of $1.7 million, partially offset by an increase to income tax expense of $322 thousand for the first quarter of 2018.

	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Tangible Book Value
Shareholders' equity, as reported	$2,750,999	$2,704,703	$2,668,749	$2,673,089	$2,639,442	$2,600,051
Goodwill, CDI and noncompete agreements, net of tax	(1,156,283)	(1,157,505)	(1,158,738)	(1,153,576)	(1,153,595)	(1,154,915)
Tangible shareholders' equity	$1,594,716	$1,547,198	$1,510,011	$1,519,513	$1,485,847	$1,445,136
Common shares outstanding	71,418	71,350	71,207	71,152	71,131	71,118
Book value per share (shareholders' equity, as reported, divided by common shares outstanding)	$38.52	$37.91	$37.48	$37.57	$37.11	$36.56
Tangible book value per share (tangible shareholders' equity divided by common shares outstanding)	$22.33	$21.68	$21.21	$21.36	$20.89	$20.32
Tangible Shareholders' Equity to Tangible Assets
Total assets, as reported	$20,282,603	$19,757,510	$19,280,873	$19,354,308	$18,781,405	$17,636,973
Goodwill, CDI and noncompete agreements, net of tax	(1,156,283)	(1,157,505)	(1,158,738)	(1,153,576)	(1,153,595)	(1,154,915)
Tangible assets	$19,126,320	$18,600,005	$18,122,135	$18,200,732	$17,627,810	$16,482,058
Shareholders' equity to total assets	13.6%	13.7%	13.8%	13.8%	14.1%	14.7%
Tangible shareholders' equity to tangible assets	8.3%	8.3%	8.3%	8.3%	8.4%	8.8%